UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 22, 2014

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Pacific Biosciences of California, Inc. (the “Company”) held its Annual Meeting of stockholders (the “Annual Meeting”) on May 22, 2014.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: Election of three Class I Directors

Name of Director	For	Withheld	Broker Non-Votes
Brook Byers	37,398,573	1,605,886	1,605,886
John Milligan, Ph.D.	38,405,717	598,742	1,605,886
Lucy Shapiro, Ph.D.	32,734,582	6,269,877	1,605,886

Each of the nominees was elected to serve as a Class I Director.

Proposal 2: Approval, on an advisory basis, of our executive compensation

For	Against	Abstain	Broker Non-Votes
38,432,059	323,942	248,458	1,605,886

The compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Annual Meeting, was approved on an advisory basis.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
56,872,277	29,020	64,261	

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow Vice President and Principal Accounting Officer

Date: May 22, 2014